- 1 - b1BANK “SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN” Participation Agreement (Please read carefully, sign where indicated and complete Personal Data Section) THIS AGREEMENT is entered into by and between the undersigned Eligible Employee and b1BANK (formerly known as Business First Bank), the (“Plan Sponsor”). The Plan Sponsor and the Eligible Employee hereby agree, for good and valuable consideration, the value of which is hereby acknowledged, that the Eligible Employee shall become a Participant in the Supplemental Executive Retirement Plan (the “Plan”) as such Plan is currently in effect and as the same may hereafter be modified or amended beginning August 1, 2009. The Participant does hereby acknowledge that he has been provided with a copy of the Plan as currently in effect and agrees to the terms and conditions thereof. PLAN BENEFITS I understand that the following benefits are being provided to me and/or my Beneficiaries under the terms of the Plan: 1. Normal Retirement Benefit. If I Separate from Service on or after the date I reach my Normal Retirement Age, I will receive a Normal Retirement Benefit equal to $1,875,000. My Normal Retirement Benefit shall be payable in substantially equal monthly installments of $10,416.67 for one-hundred eighty (180) months, commencing within thirty (30) days of my Normal Retirement Date. 2. Early Retirement Benefit. If I Separate from Service after reaching my Early Retirement Age, but before attaining my Normal Retirement Age, I will receive an Early Retirement Benefit equal to my Vested Accrued Benefit, determined as of my Early Retirement Date. My Early Retirement Benefit shall be payable in substantially equal monthly installments for one-hundred eighty (180) months, commencing on my Normal Retirement Date. 3. Death Prior to the Commencement of Benefit Payments. If I die prior to commencement of benefit payments hereunder, my Beneficiary will be entitled to a Survivor’s Benefit equal to my Vested Accrued Benefit, determined as of the date of my death. The Survivor’s Benefit shall be payable in a single lump sum within ninety (90) days following the date of my death. 4. Death After Commencement of Benefit Payments. If my death occurs after the commencement of benefit payments but prior to my receiving all such payments due and owing hereunder, the unpaid balance of the payments shall continue to be paid to my Beneficiary for the remainder of the payout period. 5. Disability Benefit. If I become Disabled prior to commencement of benefits hereunder, I shall be entitled to receive a Disability Benefit equal to my Vested Accrued Benefit, determined as of the date I am determined to be Disabled. The Disability Benefit shall be payable in substantially equal monthly installments for one-hundred eighty (180) months, commencing within thirty (30) days of such determination date.

- 2 - 6. Change of Control Benefit. If a Change of Control occurs before my Separation from Service, I shall be entitled to receive my Vested Accrued Benefit, determined as of the effective date of the Change of Control. Payment shall be made in a single lump sum within thirty (30) days following that date. 7. Other Separation from Service. If Separation from Service occurs for any reason or under any circumstances other than described above, no benefit is payable under the Plan. TERMS and CONDITIONS In consideration of my designation as a Participant, I hereby agree to the following terms and conditions: 1. Upon signing this Participation Agreement, I will be bound by all of the terms and conditions of the Plan and this Participation Agreement and to perform any and all acts required by me thereunder. 2. I have the right to designate the Beneficiary or Beneficiaries, and thereafter to change the Beneficiary or Beneficiaries, of any survivor benefit payable under the Plan, by completing and delivering to the Plan Administrator a Beneficiary Designation Form. 3. My participation in the Plan shall not give me, my Beneficiary, or any other person any legal, equitable or other rights against the Plan Sponsor or any Affiliate, or their officers, directors, agents or shareholders, or give me any equity or other interest in the assets or business (including shares) of the Plan Sponsor or any Affiliate, or provide me the right to be retained in the employment of the Plan Sponsor or any Affiliate. My Plan benefits are subject to the claims of the Plan Sponsor’s creditors and my rights under the Plan shall be solely those of an unsecured general creditor of the Plan Sponsor. 4. My participation in the Plan may have tax and financial consequences for me and my beneficiaries. I acknowledge that I have been provided a copy of the Plan and have had the opportunity to review it and to consult with my own tax, financial and legal advisors before deciding to participate in the Plan. 5. My Normal Retirement Age is the date I attain the age of sixty-five (65). 6. My “Normal Retirement Date” is the later of: (a) the date I attain my Normal Retirement Age, or (b) the date I Separate from Service. 7. My Early Retirement Age is the date on which I attain the age of fifty-five (55) and complete ten (10) Years of Service. 8. My Early Retirement Date is the later of: (a) the date I attain my Early Retirement Age, or (b) the 1st day of the month following the month in which I Separate from Service. 9. Vesting Schedule. For purposes of calculating my “Vested Accrued Benefit” under the Plan, I shall become one hundred percent (100.00%) vested upon the completion of ten (10) Years of Service and the attainment of age fifty-five (55). Prior to my completion of ten (10) Years of

- 3 - Service and the attainment of age fifty-five (55) I shall be zero percent (00.00%) vested. Notwithstanding the foregoing, I shall become one hundred percent (100.00%) vested in my Accrued Benefit in the event of my death, my Disability, or a Change in Control before my Separation from Service. 10. Separation from Service. If I continue to perform services after reaching my Normal Retirement Date, for purposes of determining my eligibility to commence receipt of Normal Retirement Benefits, I may be considered Separated from Service if my level of services being performed is 49% or less than the average level of services I had performed over the immediately preceding thirty-six (36) months, provided that other facts and circumstances indicate that a Separation from Service has occurred. 11. Forfeiture of Benefits. Notwithstanding any provision of this Plan to the contrary, if I am involuntarily terminated for Cause, then I shall forfeit all benefits under this Plan. 12. The Plan, this Participation Agreement, and any accompanying forms shall be interpreted in accordance with, and incorporate the terms and conditions required by Section 409A of the Internal Revenue Code of 1986, as amended (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including, without limitation, any such regulations or other guidance that may be issued after the date hereof, “Section 409A”). The Plan Administrator (as defined in the Plan Agreement) may, in its discretion, interpret the Plan and accompanying forms or adopt other policies and procedures (including policies and procedures with retroactive effect), or take any other actions, as the Plan Administrator determines are necessary or appropriate to comply with the requirements of Section 409A. The Plan Sponsor may amend or terminate the Plan at any time but may not reduce my Vested Accrued Benefit. 13. My benefits under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of the same shall be void. AGREED AND ACCEPTED BY THE PARTICIPANT /s/ Jerome Vascocu, Jr. (Signature of Participant) 2/23/23 (Date) AGREED AND ACCEPTED BY THE PLAN SPONSOR /s/ Gregory Robertson (For the Plan Sponsor) 2/28/23 (Date)